UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐Soliciting Material Pursuant to §240.14a-12

 ARATANA THERAPEUTICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Aratana Therapeutics, Inc.
PROXY STATEMENT
Annual Meeting of Stockholders

June 24, 2016
8:00 a.m. (Central Time)

Aratana therapeutics, inc.

11400 TOMAHAWK CREEK PARKWAY, Suite 340, LEAWOOD, KANSAS 66211

April 28, 2016

To Our Stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Aratana Therapeutics, Inc. at 8:00 a.m. local time, on Friday, June 24, 2016, at the Company’s principal executive offices located at 11400 Tomahawk Creek Parkway, Suite 340, Leawood, Kansas 66211.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. If you would like to attend the Annual Meeting, you must call 1-913-353-1023 no later than 5:00 p.m. Central time on June 22, 2016 to have your name placed on the attendance list. Please see the section called “Who Can Attend the 2016 Annual Meeting of Stockholders?” on page 3 of the proxy statement for more information about how to attend the meeting in person.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Steven St. Peter, M.D.

President and Chief Executive Officer

Table of Contents  continued

Certain Relationships	32

Section 16(a) Beneficial Ownership Reporting Compliance	33

Compensation Committee Interlocks and Insider Participation	34

Stockholders’ Proposals	35

Other Matters	35

Solicitation of Proxies	36

Aratana’s Annual Report on Form 10-K	37

Notice of Annual Meeting of Stockholders

To Be Held Friday, June 24, 2016

Aratana therapeutics, inc.

11400 tomahawk creek parkway, Suite 340, leawood, kansas 66211

The Annual Meeting of Stockholders (the “Annual Meeting”) of Aratana Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices located at 11400 Tomahawk Creek Parkway, Suite 340, Leawood, Kansas 66211 on Friday, June 24, 2016, at 8:00 a.m. local time, for the following purposes:

To elect David L. Brinkley, Robert P. Roche and Steven St. Peter, M.D., as Class III Directors to serve until the 2019 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our Common Stock as of the close of business on April 26, 2016 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be open to the examination of any stockholder at our principal executive offices at 11400 Tomahawk Creek Parkway, Suite 340, Leawood, Kansas 66211 for a period of ten days prior to the Annual Meeting and on the day of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

John C. Ayres

Secretary

Leawood, Kansas

April 28, 2016

Proxy Statement

Aratana therapeutics, inc.

11400 Tomahawk creek parkway, suite 340, leawood, kansas 66211

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Aratana Therapeutics, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Friday, June 24, 2016 (the “Annual Meeting”), at the Company’s principal executive offices located at 11400 Tomahawk Creek Parkway, Suite 340, Leawood, Kansas 66211 at 8:00 a.m. local time, and at any continuation, postponement, or adjournment of the Annual Meeting. Holders of record of shares of Common Stock, $0.001 par value (Common Stock”), as of the close of business on April 26, 2016 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were approximately 35,347,186 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2015 (the “2015 Annual Report”) will be released on or about May 6, 2016 to our stockholders on the Record Date.

In this proxy statement, “Aratana”, “Company”, “we”, “us”, and “our” refer to Aratana Therapeutics, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON FRIDAY, JUNE 24, 2016

This Proxy Statement and our 2015 Annual Report to Stockholders are available at http://www.proxyvote.com

Stockholders may receive directions to attend the meeting in person by calling 1-913-353-1023.

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

To elect David L. Brinkley, Robert P. Roche and Steven St. Peter, M.D., as Class III Directors to serve until the 2019 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

FOR the election of David L. Brinkley, Robert P. Roche and Steven St. Peter, M.D., as Class III Directors; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because Aratana’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Aratana is making this proxy statement and its 2015 Annual Report available to its stockholders electronically via the Internet. On or about May 6, 2016, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2015 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2015 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Answers about the 2016 Annual Meeting of Stockholders

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 26, 2016. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 35,347,186 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.  If your shares are held in street name, you may not vote your shares in person at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the 2016 Annual Meeting of Stockholders?

You may attend the Annual Meeting only if you are an Aratana Stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. If you would like to attend the Annual Meeting, you must call 1-913-353-1023 no later than 5:00 p.m. Central time on June 22, 2016 to have your name placed on the attendance list. In order to be admitted into the Annual Meeting, your name must appear on the attendance list and you must present government-issued photo identification (such as a driver's license). If your bank or broker holds your shares in street name, you will also be required to present proof of beneficial ownership of our Common Stock on the Record Date, such as the Internet Notice you received from your bank or broker, or a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our Common Stock at the close of business on the Record Date.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Questions and Answers about the 2016 Annual Meeting of Stockholders

How do I vote?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

• by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

• by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or

• by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 23, 2016.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy and bring it to the Annual Meeting in order to vote.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•   by submitting a duly executed proxy bearing a later date;

•   by granting a subsequent proxy through the Internet or telephone;

•   by giving written notice of revocation to the Secretary of Aratana prior to or at the Annual Meeting; or

•   by voting in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Questions and Answers about the 2016 Annual Meeting of Stockholders

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

What is an abstention and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the 2016 Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED On—PROPOSAL 1

Election of Directors

At the Annual Meeting, three (3) Class III Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2019 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

We currently have nine (9) directors on our Board. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.  Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term will expire at the 2017 Annual Meeting of Stockholders and whose subsequent term will expire at the 2020 Annual Meeting of Stockholders; Class II, whose term will expire at the 2018 Annual Meeting of Stockholders and whose subsequent term will expire at the 2021 Annual Meeting of Stockholders; and Class III, whose term currently expires at the 2016 Annual Meeting of Stockholders and whose new term will expire at the 2019 Annual Meeting of Stockholders. The current Class I Directors are Laura A. Brege, Robert “Rip” Gerber and Wendy L. Yarno; the current Class II Directors are Irvine “Irv” O. Hockaday, Esq., Merilee Raines and John Vander Vort, Esq.; and the current Class III Directors are David Brinkley, Robert P. Roche and Steven St. Peter, M.D.

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.

There are no family relationships among any of our executive officers or directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class III Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Vote Required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of the below Class III Director nominees.

proposal 1—election of directors

NOMINEES FOR CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2019 ANNUAL MEETING)

The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with Aratana
David L. Brinkley	58	2014	Director
Robert P. Roche	60	2014	Director
Steven St. Peter, M.D.	49	2010	President, Chief Executive Officer and Director

The principal occupations and business experience, for at least the past five years, of each Class III Nominee for election at the 2016 Annual Meeting are as follows:

David L. Brinkley	Age 58

David L. Brinkley has been a member of our Board of Directors since March 2014. Mr. Brinkley worked for Theravance, Inc., a publicly-traded biopharmaceutical company, from 2000 to 2013, most recently as the Head of Business Development from November 2008 to July 2013. Mr. Brinkley had previously served as Senior Vice President, Commercial Development at Theravance from September 2000 through December 2007, when he left to start a consulting practice. From 1996 to 2000 he served as Worldwide Team Leader for Viagra at Pfizer Inc., leading the team that had full responsibility for the global launch and marketing of Viagra. Mr. Brinkley joined Pfizer in 1995 through its acquisition of SmithKline Beecham’s Animal Health operations and was Director of New Product Planning before leading the Viagra launch team. Mr. Brinkley held various management positions with SmithKline Animal Health from 1983 to 1995. Mr. Brinkley previously served on the Board of Directors of Ziarco Pharma Ltd., a privately-held pharmaceutical company. Mr. Brinkley holds an M.A. with honors in International Economics from the School of Advanced International Studies of the Johns Hopkins University and a B.A. in International Relations from Kent State University, where he graduated with University Honors. We believe Mr. Brinkley is qualified to serve on our Board due to his extensive leadership experience in the biopharmaceutical industry, including his roles at Theravance and Pfizer.

Robert L. Roche	Age 60

Robert P. Roche has been a member of our Board of Directors since June 2014. Mr. Roche is the founding member of Robert Roche Associates, LLC, a consulting firm providing guidance to the pharmaceutical and healthcare industries. Mr. Roche created this firm upon his retirement from Cephalon, Inc., a biopharmaceutical company, in February 2010. Mr. Roche joined Cephalon in January 1995 as the Vice President of Sales and Marketing and was named Executive Vice President, Worldwide Pharmaceutical Operations of Cephalon in 2005. Before joining Cephalon, Mr. Roche served as Director and Vice President, Worldwide Strategic Product Development, for SmithKline Beecham’s central nervous system and gastrointestinal products business. Mr. Roche also was Managing Director of SmithKline’s pharmaceutical operations in the Philippines. Prior to that, he held senior marketing positions in Canada and Spain and had product planning responsibilities for SmithKline in Latin America. Mr. Roche began his pharmaceutical career in 1982 with SmithKline as a U.S. pharmaceutical sales representative. Mr. Roche has served as a Director of Antares Pharma, Inc., a publicly-traded specialty pharmaceutical company, since July 2013 and is currently a member of its governance and nominating committee and audit committee.  Mr. Roche is also a director of Paragon Bioservices, Inc., a privately-held contract development and manufacturing organization.  He formerly served as a Director of LifeCell Corp. until its acquisition in 2008, EKR Therapeutics until its acquisition in 2012, NuPathe Inc. until its acquisition in February 2014 and Civitas Therapeutics until its acquisition in November 2014. He also serves on the boards of Bryn Mawr Hospital and Westtown School. Mr. Roche earned his B.A. from Colgate University and his M.B.A. from The Wharton School at the University of Pennsylvania. We believe Mr. Roche is qualified to serve on our Board due to his executive and board leadership experience in the global pharmaceutical industry and his extensive commercial operations and product launch background.

proposal 1—election of directors

Steven St. Peter, M.D.	Age 49

Steven St. Peter, M.D. is one of our founders and has served as our President and Chief Executive Officer since September 2012. He has been a member of our Board of Directors since December 2010 and served as the Chairman of our Board of Directors from December 2010 to September 2012. Dr. St. Peter was a managing director of MPM Asset Management LLC from January 2004 to May 2012, where he focused his investments on both venture and buyout transactions across the pharmaceuticals and medical technology industries. He has previous investment experience from Apax Partners and The Carlyle Group, two private equity firms. Dr. St. Peter was previously an assistant clinical professor of medicine at Columbia University. He received his M.D. from Washington University and completed his residency and fellowship at the Hospital of the University of Pennsylvania. Prior to his medical training, he was an investment banker at Merrill Lynch. Dr. St. Peter also holds an M.B.A. from the Wharton School of Business at the University of Pennsylvania and a B.A. in Chemistry from the University of Kansas. Dr. St. Peter has served as a director of PharmAthene, Inc., a publicly-traded biodefense company, since August 2007 and is currently a member of its governance and nominating committee. Dr. St. Peter has also served as a member of the Board of Directors of the Kansas City Area Life Sciences Institute since March 2014 and as a member of the Board of Directors of the Greater Kansas City Foundation since November 2015. Dr. St. Peter’s previous board experience includes MPM Acquisition Corp., Proteon Therapeutics, Inc., Rhythm Pharmaceuticals, Inc. and Syndax Pharmaceuticals, Inc.  We believe Dr. St. Peter is qualified to serve on our Board because of his diverse background as a venture capital investor, investment banker, physician and director of several healthcare companies, which brings a unique perspective to our Board.

Continuing Members of the Board of Directors:

CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2017 ANNUAL MEETING)

The current members of the Board of Directors who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with Aratana
Laura A. Brege	58	2014	Director
Robert "Rip" Gerber	53	2012	Director
Wendy L. Yarno	61	2013	Chairperson of the Board

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

laura A. brege	Age 58

Laura A. Brege has been a member of our Board of Directors since February 2014. In September 2015, Ms. Brege became managing director of Cervantes Life Sciences Partners, LLC, a healthcare advisory and consulting company.  She also served as president and chief executive officer of Nodality, Inc., a privately-held life sciences company, from September 2012 to July 2015. Prior to joining Nodality, from January 2011 to January 2012, Ms. Brege was the Executive Vice President, Corporate Affairs of Onyx Pharmaceuticals, Inc., a biopharmaceutical company. From October 2007 to January 2011, she was the Chief Operating Officer, and from June 2006 to October 2007, she was the Executive Vice President and Chief Business Officer of Onyx Pharmaceuticals. From 1999 to 2006, Ms. Brege was a General Partner at Red Rock Capital Management, a venture capital firm. Previously, Ms. Brege served as Chief Financial Officer at companies such as COR Therapeutics, Inc., a biotechnology company, and Flextronics, Inc., a supply-chain solutions company. Ms. Brege currently also serves on the board of directors of publicly-traded Acadia Pharmaceuticals, Inc., Dynavax Technologies Corporation, Pacira Pharmaceuticals, Inc. and Portola Pharmaceuticals, Inc.  Ms. Brege has served as a director of Acadia since May 2008 and is currently a member of its audit committee and has served as a director and chair of the audit committee of Dynavax since February 2015.  Ms. Brege has served as a director of Pacira since June 2011 and is currently the chair of its audit committee and a member of its nominating and governance committee and has served as a director and member of the audit committee of Portola since January 2015.  Ms. Brege previously served as a member of the board of directors of publicly-traded Angiotech Pharmaceuticals, Inc. from 2007 to 2011 and Delcath Systems, Inc. from 2012 to December 2014. Ms. Brege earned her undergraduate degrees from Ohio University and has an M.B.A. from the University of Chicago. We believe Ms. Brege is qualified to serve on our Board proposal 1—election of directors

based on her strong background in finance and her extensive executive leadership experience in the life sciences and biotechnology industries, including her service as a public company director and in various executive officer roles.

robert “rip” gerber	Age 53

Robert “Rip” Gerber has been a member of our Board of Directors since October 2012.  Since January 2015, Mr. Gerber has served as an executive at Vlocity, Inc., a software company, including as chief marketing officer and head of alliances since June 2015.  From July 2009 to January 2015, he served as the president and chief executive officer of Locaid Technologies, Inc., a telecommunications software company.  From June 2006 to June 2009, Mr. Gerber served as a member of the advisory board of SignalDemand Inc., a private firm focused on producing margin optimization software. From May 2004 to May 2006, Mr. Gerber served as chief marketing officer and senior vice president of Intellisync Corporation, a public company and provider of data synchronization software to consumer mobile devices. Prior to that role, he served as senior vice president at Carlson Companies, Inc., one of the largest family-held corporations in the United States. Mr. Gerber was also on the founding executive team of Commtouch Software, Inc., where, as chief marketing officer, he was a lead executive in taking the Company public in 1999. Earlier in his career, Mr. Gerber was a consultant for Deloitte & Touche LLP, a public accounting firm. Mr. Gerber serves on the Board of Directors of LocationSmart, a privately-held location software company and on the board of trustees of Drew School, a private high school located in San Francisco.  He holds an M.B.A. from Harvard Business School and a B.S. in Chemical Engineering from the University of Virginia. We believe Mr. Gerber is qualified to serve on our Board because of his experience as an entrepreneur and his extensive background in operational, marketing and strategic planning.

wendy L. yarno	Age 61

Wendy L. Yarno has been a member of our Board of Directors since October 2013 and, since August 2015, has served as the Chairperson of the Board.  Ms. Yarno retired in September 2008 from Merck & Co., Inc. following a 26-year career there in commercial and human resource positions of increasing seniority, most recently Chief Marketing Officer before she retired. In that role, Ms. Yarno led a global organization charged with all aspects of supporting pre-and post-launch commercialization of pharmaceuticals in more than 20 therapeutic areas. Prior to this role, she served as General Manager, Cardiovascular/Metabolic U.S. Business Unit, where she had P&L responsibility for Merck’s largest therapeutic area, and as Senior Vice President, Human Resources. From September 2010 through September 2011, Ms. Yarno was the Chief Marketing Officer of HemoShear LLC, a biotechnology research company and leading developer of human cell-based surrogate systems for discovery and assessment of new drug compounds. Ms. Yarno has served as a director and member of the governance and nominating committee and compensation committee of St. Jude Medical, Inc., a Fortune 500 medical device company, since 2002 and has served as a director of Medivation, Inc., a publicly-traded biopharmaceutical company, since 2013 and is currently a member of its governance and nominating committee and audit committee and chair of its compensation committee.  Ms. Yarno also served as a director and member of the compensation committee of Durata Therapeutics, Inc., a publicly-traded pharmaceutical company, from August 2014 until November 2014 when Durata was acquired by Actavis plc.  Ms. Yarno received a B.S. in Business Administration from Portland State University and an M.B.A from Temple University. We believe Ms. Yarno is qualified to serve on our Board based on her extensive experience in commercialization of pharmaceutical products and in human resource management in the pharmaceutical industry.

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2018 ANNUAL MEETING)

The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with Aratana
Irvine “Irv” O. Hockaday, Esq.	79	2014	Director
Merilee Raines	60	2014	Director
John Vander Vort, Esq.	51	2012	Director

proposal 1—election of directors

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Irvine "Irv" O. Hockaday, Esq.	Age 79

Irvine “Irv” O. Hockaday, Esq. has been a member of our Board of Directors since August 2014. Mr. Hockaday is the retired President and Chief Executive Officer of Hallmark Cards, Inc. Prior to joining Hallmark in 1983, Mr. Hockaday served as President and Chief Executive Officer of Kansas City Southern Industries, Inc. He was a member of the Hallmark Board of Directors from 1978 through 2001. Mr. Hockaday has been on the Board of Directors of the Estee Lauder Companies, Inc. since 2001 and is currently lead Director and chair of its audit committee. Mr. Hockaday is a former Director or Lead Director of Crown Media Holdings, Inc., Dow Jones & Company, Inc., Ford Motor Company and Sprint Nextel Corporation. He currently holds various civic positions including trustee of the Hall Family Foundation and board member of Kansas City Area Life Sciences Institute and has previously served as chairman of the board of the Tenth District Federal Reserve Bank. He graduated with an A.B. in English from Princeton University in 1958 and from the University of Michigan Law School with a J.D. in 1961. We believe Mr. Hockaday is qualified to serve on our Board due to his extensive experience as a Chief Executive Officer and board member of public companies.

Merilee Raines	Age 60

Merilee Raines has been a member of our Board of Directors since February 2014. Ms. Raines served as Chief Financial Officer of IDEXX Laboratories, Inc., a publicly-traded company providing diagnostic and IT products and services primarily to the companion animal health market, from October 2003 until her retirement in May 2013. Ms. Raines also served as Executive Vice President of IDEXX Laboratories from July 2012 to May 2013, and as Corporate Vice President, Finance of IDEXX Laboratories from May 1995 to July 2012. Ms. Raines has served as a Director of Watts Water Technologies, Inc., a publicly-traded manufacturer of products and systems focused on control, conservation and quality of water, since 2011, and is currently a member of its nominating and corporate governance committee and chair of its audit committee. Ms. Raines previously served as a Director of Affymetrix, Inc., a publicly-traded provider of life sciences products and molecular diagnostic products, from January 2015 until April 2016,  when Affymetrix was acquired by Thermo Fisher Scientific, Inc.  Ms. Raines is also a Director of PetVet Care Centers, a privately-held operator of a network of veterinary hospitals, and chair of its audit committee. Ms. Raines earned a bachelor’s degree in mathematics from Bowdoin College and an M.B.A. from the University of Chicago. We believe Ms. Raines is qualified to serve on our Board based on her experience as an executive of a public company in the animal health industry and her extensive financial expertise, including her role as Chief Financial Officer of IDEXX Laboratories and her service on the audit committee of Watts Water Technologies.

John Vander Vort, Esq.	Age 51

John Vander Vort, Esq. has been a member of our Board of Directors since September 2012. Mr. Vander Vort is currently a Managing Director at Pilot House Associates, LLC, a family investment office based in Boston which he joined in September 2014. Prior to this role, Mr. Vander Vort was a Managing Director and the Chief Operating Officer of Charlesbank Capital Partners, a private equity firm. Mr. Vander Vort joined Charlesbank in September 2013 from MPM Asset Management LLC, a venture capital firm, where he served as a Managing Director, the Chief Operating Officer and the Chief Compliance Officer since May 2005, and he served on the Board of Directors of MPM Acquisition Corp., a public shell company, from February 2008 to November 2010. Prior to joining MPM Asset Management, from May 2003 until May 2005, he worked as Portfolio Manager for DuPont Capital Management. Prior to that, he was a General Partner and co-founder of BlueStream Ventures, a venture capital firm. Previously, he was a Managing Director at Dain Rauscher Wessels (now the Royal Bank of Canada), where he was the head of the West Coast networking and communications investment banking group and served as an advisor to leading venture-backed technology companies. Mr. Vander Vort began his career as a corporate transaction attorney in the San Francisco office of Cooley Godward, where he represented venture capital firms and venture-backed companies. Mr. Vander Vort earned his B.A. from Amherst College and his J.D. from The University of Chicago Law School. We believe Mr. Vander Vort is qualified to serve on our Board because of his background in venture capital, significant legal experience and business acumen.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2015. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services.  A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2017. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2015 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Aratana Therapeutics, Inc. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Laura A. Brege (Chair)

David L. Brinkley

Merilee Raines

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2015	2014
Audit Fees	$636,769	$979,901
Tax Fees	1,110	81,230
All Other Fees	2,600	2,600
Total Fees	$640,479	$1,063,731

For 2015, $297,368 of the total fees were billed as of December 31, 2015. For 2014, $855,775 of the total fees were billed as of December 31, 2014.

Audit Fees

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

Tax Fees

Tax fees comprise fees for a variety of permissible services relating to tax compliance, tax planning, and tax advice pertaining to our January 2014 acquisition of Okapi Sciences NV.

All other fees

All other fees comprise fees for access to the PricewaterhouseCoopers LLP on-line accounting research database. These fees were pre-approved by the Audit Committee.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals.  Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval.  For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.  All such factors will be considered as a whole, and no one factor should necessarily be determinative.  On an annual basis, the Audit Committee reviews and generally pre-approves the services  (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the Audit Committee.  The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Executive Officers

The following table identifies our current executive officers:

Name	Age	Position
Steven St. Peter, M.D.[1]	49	President, Chief Executive Officer and Director
Ernst Heinen, D.V.M., Ph.D.[2]	53	Chief Development Officer
Craig A. Tooman [3]	50	Chief Financial Officer and Treasurer
Linda Rhodes, V.M.D., Ph.D.[4]	66	Chief Scientific Officer
Julia A. Stephanus[5]	57	Chief Commercial Officer

1 See biography on page 8 of this proxy statement.

2 Ernst Heinen, D.V.M., Ph.D. has served as our Chief Development Officer since March 5, 2014. In addition, he served as our Head of Drug Evaluation and Development from June 2012 until March 5, 2014. From 1990 to 2012, Dr. Heinen held positions of increasing responsibility at Bayer Animal Health, the animal health division of Bayer AG, where he ultimately served as Vice President of Research & Development and Veterinary Technical Services, Pets. Dr. Heinen currently serves on the Kansas State University Olathe Advisory Board and previously served on the boards of the Kansas City Area Development Council and the Center for Animal Health Innovation, and he is the author of dozens of scientific articles and presentations focused on the animal health industry. Dr. Heinen received a veterinary degree and a D.V.M. in veterinary microbiology from the Justus-Liebig-University of Giessen Veterinary School in Giessen, Germany, and is a certified specialist in veterinary microbiology.

3 Craig A. Tooman has served as our Chief Financial Officer since November 2013 and our Treasurer since January 2014. He was a member of our Board of Directors from April 2012 to November 2013, before accepting the CFO role. Mr. Tooman previously served as the Chief Executive Officer of Avanzar Medical, Inc., a privately-held company focused on commercial oncology opportunities, from February 2012 until November 2014. Mr. Tooman was also the founder and principal of Stockbourne LLC, a firm that provides strategic business and financial advisory services, a position he held from January 2011 to November 2013. From July 2010 to January 2011, Mr. Tooman was the Senior Vice President of Finance and Chief Financial Officer of Ikaria Inc., a biotherapeutics company. From January 2005 to July 2010, Mr. Tooman was the Executive Vice President of Finance and Chief Financial Officer at Enzon Pharmaceuticals, a biopharmaceutical company. Prior to that, Mr. Tooman was the Senior Vice President of Strategic Planning and Corporate Communications at ILEX Oncology, Inc. and the Vice President of Investor Relations at Pharmacia Corporation. Mr. Tooman previously served on the Board of Directors of Insite Vision Incorporated, a publicly-traded ophthalmological company from September 2011 to November 2015. He has a B.A. in Economics from Kalamazoo College and M.B.A. in Finance from the University of Chicago.

4 Linda Rhodes, V.M.D., Ph.D. has served as our Chief Scientific Officer since September 2012. She served as a member of our Board of Directors from February 2011 to March 5, 2014. In addition, she served as our Chief Executive Officer from February 2011 to September 2012. In 2001, Dr. Rhodes was a founding partner of AlcheraBio LLC, an animal health consulting and contract research firm, which was acquired in October 2008 by Argenta, a New Zealand animal health formulations and contract manufacturing organization, and she served as its Vice President of Clinical Development from February 2008 to February 2011. She is an Adjunct Professor for the Graduate School of Animal Science at Rutgers University and is a member of the Board of Directors of the Alliance for Contraception in Cats and Dogs, a non-profit organization. She also serves as a member of the Scientific Advisory Board of the Found Animals Foundation. She has been a member of the Board of Directors of ImmuCell Corporation, a publicly-traded animal health company, since 2005, and is currently the chair of its compensation committee. From 1998 to 2001, she was a director of production animal development projects and new technology assessment at Merial Ltd., an animal health company. Prior to that role, she held various research positions at Merck Research Laboratories and Sterling Winthrop Drug Company. She has held several teaching positions and worked as a bovine veterinarian in private practice. She earned her Ph.D. in Physiology/Immunology from Cornell University and her V.M.D. from the University of Pennsylvania School of Veterinary Medicine, graduating summa cum laude. She also holds a Bachelor of Arts degree from Sarah Lawrence College.

5 Julia A. Stephanus has served as our Chief Commercial Officer since January 2013. From September 2010 through December 2012, Ms. Stephanus was director of the global pet franchise for Ceva Animal Health, where she oversaw the commercial development of new products as well as global marketing for strategic pet products. In 2006, Ms. Stephanus founded Summit VetPharm, the developer of Vectra, a pet parasiticide product line, and served as its President and Chief Executive Officer until it was acquired by Ceva Animal Health in August 2010. Prior to founding Summit VetPharm, Ms. Stephanus worked in various sales and marketing positions for Pfizer Inc. and its legacy companies, where she had the commercial responsibility for, among other things, the development and global launch of two highly-profitable pet products: Rimadyl, the first NSAID approved for osteoarthritis in dogs, and Revolution, the first topical endectocide for heartworm and fleas in cats and dogs. Ms. Stephanus has been a board member of BioKansas, a not-for-profit bioscience advocacy organization, since November 2015.  She received a B.A. from Indiana University and has attended executive education programs at Harvard, Columbia and the Wharton School of Business at the University of Pennsylvania.

None of our executive officers is related to any other executive officer or to any of our directors.

Corporate Governance

General

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors” page of our website located at www.aratana.com, or by writing to our Secretary at our offices at 11400 Tomahawk Creek Parkway, Suite 340, Leawood, Kansas 66211.

board composition

Our Board of Directors currently consists of 9 members: Laura A. Brege, David L. Brinkley, Robert “Rip” Gerber, Irvine “Irv” O. Hockaday, Esq., Merilee Raines, Robert P. Roche, Steven St. Peter, M.D., John Vander Vort, Esq. and Wendy L. Yarno. As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.

director independence

All of our directors, other than Steven St. Peter, M.D., qualify as “independent” in accordance with the listing requirements of The NASDAQ Global Market (“NASDAQ”). In addition, the Board determined that Jay Lichter, Ph.D., who served on our Board until August 2015, was independent.  The NASDAQ independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us.  In addition, as required by NASDAQ rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.  Dr. St. Peter is not independent because he is the President and Chief Executive Officer of Aratana.  There are no family relationships among any of our directors or executive officers.

Director Candidates

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board (although the Board may also consider candidates recommended by a majority of the independent directors in a vote in which only independent directors participate). To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as a director. David L.

CORPORATE GOVERNANCE

Brinkley and Robert P. Roche, Class III Director nominees elected to the Board in 2014, were recommended by the Chief Executive Officer and a non-management director, respectively.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills.  The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Aratana Therapeutics, Inc., 11400 Tomahawk Creek Parkway, Suite 340, Leawood, Kansas 66211. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Secretary, Aratana Therapeutics, Inc., 11400 Tomahawk Creek Parkway, Suite 340, Leawood, Kansas 66211.

Board Leadership Structure and Role in Risk Oversight

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company.  At the current time, Wendy L. Yarno, an independent director, serves as Chairman of the Board.  Steven St. Peter M.D., our current President and Chief Executive Officer, also serves as a director. Our Board of Directors has concluded that our current leadership structure is appropriate at this time.  However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Risk assessment and oversight are an integral part of our governance and management processes.  Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations.  Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us.  Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.  Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight.  In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures.  The Audit

CORPORATE GOVERNANCE

Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions.  Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines.  Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

annual board evaluation

Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to oversee an annual assessment by the Board of the Board’s performance. As provided in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is responsible for establishing the evaluation criteria and implementing the process for such evaluation. The annual evaluation includes an evaluation of the Audit, Compensation and Nominating and Corporate Governance Committees.

Code of Ethics

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  We have posted a current copy of the code on our website, www.aratana.com.  In addition, we intend to post on our website all disclosures that are required by law or the listing standards of NASDAQ concerning any amendments to, or waivers from, any provision of the code.

Attendance by Members of the Board of Directors at Meetings

There were six meetings of the Board of Directors during the fiscal year ended December 31, 2015. During the fiscal year ended December 31, 2015, each director attended at least 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which the Director served during the period in which he or she served as a director.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. Nine directors attended the 2015 Annual Meeting of Stockholders in person.

Committees of the Board

Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board. All of the members of each of the Board’s three standing committees are independent as defined under the NASDAQ rules.  In addition, all members of the Audit Committee meet the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act, and all members of the Compensation Committee meet the heightened standard for independence specific to members of a compensation committee under the NASDAQ rules.

The members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Laura A. Brege	Chair
David L. Brinkley	X	X
Robert “Rip” Gerber			X
Irvine “Irv” O. Hockaday, Esq.			X
Merilee Raines	X
Robert P. Roche		Chair
Steven St. Peter, M.D.
John Vander Vort, Esq.			Chair
Wendy L. Yarno		X

Audit Committee

Our Audit Committee’s responsibilities include:

• appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

• overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

• reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

• monitoring our internal control over financial reporting, disclosure controls and procedures and Code of Business Conduct and Ethics;

• overseeing our internal audit function;

• discussing our risk management policies;

• meeting independently with our internal auditing staff, independent registered public accounting firm and management;

• reviewing and approving or ratifying any related person transactions; and

• preparing the Audit Committee Report required by SEC rules (which is included on page 12 of this proxy statement).

The members of the Audit Committee are Ms. Brege, Mr. Brinkley and Ms. Raines. Ms. Brege serves as the Chairperson of the committee. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of the SEC and NASDAQ.  Our Board of Directors has determined that each of Ms. Brege and Ms. Raines is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee met ten times in 2015.

COMMITTEES OF THE BOARD

Compensation Committee

Our Compensation Committee reviews, approves and recommends to the Board of Directors policies relating to compensation and benefits of our officers and other employees.  At least annually, the Compensation Committee reviews and recommends corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives and reviews and recommends to the Board of Directors the compensation of the Chief Executive Officer.  The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of senior executives and executive officers other than the Chief Executive Officer.

The Compensation Committee also grants and recommends to our Board of Directors for approval issuances of stock options and other awards under our equity plans.  In addition, the Compensation Committee periodically reviews and recommends to the Board compensation for service on the Board and any committees of the Board. The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The Compensation Committee may also delegate to an officer the authority to grant or amend equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities.  In 2015, the Compensation Committee engaged Radford, a compensation consulting firm, to assist in making decisions regarding the amount and types of compensation to provide our executives and non-employee directors. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Radford comparing our compensation to that of a group of peer companies within our industry and met with Radford to discuss our executive and non-employee director compensation and to receive input and advice. Radford reports directly to the Compensation Committee. During the year ended December 31, 2015, the fees we paid to Radford for services other than the services provided to the Compensation Committee described above did not exceed $120,000. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.  The members of our Compensation Committee are Mr. Brinkley, Mr. Roche and Ms. Yarno. Mr. Roche serves as the Chairperson of the committee.

The Compensation Committee met six times during 2015.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors.  In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board of Directors concerning governance matters. The Nominating and Corporate Governance Committee also oversees an annual assessment by the Board of the Board’s performance. The members of our Nominating and Corporate Governance Committee are Mr. Gerber, Mr. Hockaday and Mr. Vander Vort. Mr. Vander Vort serves as the Chairperson of the committee.

The Nominating and Corporate Governance Committee met four times in 2015.

Executive and Director Compensation

This section discusses the material components of the executive compensation program for our named executive officers and our other executive officers named in the 2015 Summary Compensation Table below.  In 2015, our named executive officers and their positions were as follows:

•	Steven St. Peter, M.D., President and Chief Executive Officer
•	Craig A. Tooman, Chief Financial Officer and Treasurer
•	Julia A. Stephanus, Chief Commercial Officer

In addition, we have elected to provide disclosure in this section for the following employees who are not named executive officers but to whom we refer as named executive officers in this section for simplicity:

•	Ernst Heinen, D.V.M., Ph.D., Chief Development Officer
•	Linda Rhodes, V.M.D., Ph.D., Chief Scientific Officer

2015 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2015 and 2014:

NAME AND PRINCIPAL POSITION	YEAR	SALARY	STOCK AWARDS [1]		OPTION AWARDS [1]	NON-EQUITY INCENTIVE PLAN COMPENSATION [2]	ALL OTHER COMPENSATION [3]	TOTAL
Steven St. Peter, M.D.	2015	$467,500	$1,475,762		$1,366,659	$210,375	$10,600	$3,530,896
President and CEO	2014	$467,500	$4,144,500	[4]	$3,027,719	$222,063	$10,400	$7,872,182
Craig A. Tooman	2015	$350,000	$383,114		$355,331	$110,250	$105,600	$1,304,295
Chief Financial Officer	2014	$350,000	$95,900		$336,413	$116,375	$10,400	$909,088
Julia A. Stephanus	2015	$325,000	$295,496		$273,332	$99,816	$10,600	$1,004,244
Chief Commercial Officer	2014	$302,500	$—		$470,978	$100,581	$10,400	$884,459
Ernst Heinen, D.V.M., Ph.D.	2015	$302,500	$295,496		$273,332	$96,876	$—	$968,204
Chief Development Officer	2014	$302,500	$—		$672,826	$101,375	$—	$1,076,701
Linda Rhodes, V.M.D., Ph.D.	2015	$337,500	$272,792		$—	$121,500	$10,600	$742,392
Chief Scientific Officer	2014	$321,923	$—		$672,826	$122,906	$10,400	$1,128,055

1 Amounts represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718, excluding the effects of any estimated forfeitures.  The assumptions used in the valuation of these awards are discussed in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 15, 2016.

2 Represents awards earned under our annual Cash Bonus Plan.

3 Amounts for 2015 represent employer contributions under our 401(k) plan. For Mr. Tooman, the amount also includes $95,000 in relocation expense reimbursements.

4. Amount represents the grant date fair value of restricted shares granted in 2014 as an equity true-up intended to promote retention and align Dr. St. Peter’s equity ownership levels with competitive ownership levels in our market.

EXECUTIVE AND DIRECTOR COMPENSATION

NARRATIVE DISCLOSURE TO COMPENSATION TABLES

Employment Agreements

Steven St. Peter, M.D.

In September 2012, we entered into an employment agreement with Dr. St. Peter to serve as our President and Chief Executive Officer for an unspecified term.  The agreement was amended effective June 26, 2013 in connection with our initial public offering.  The employment agreement, as amended, provides for a cash bonus under our annual cash incentive bonus program, or the Cash Bonus Plan, targeted at 50% of Dr. St. Peter’s annual base salary.

Under the terms of Dr. St. Peter’s employment agreement, if we terminate his employment without cause or he resigns for good reason, then, subject to his executing a general release of claims, Dr. St. Peter will be entitled to receive 12 months of continued base salary, reimbursement of up to 12 months of insurance premiums for continuation coverage under our group health plans and accelerated vesting of all equity awards which would have vested during the 12 months following his termination had he remained employed with us, provided that if we terminate Dr. St. Peter’s employment without cause after providing him notice that his performance of certain services or activities for other entities is interfering with his performance of duties for us, then Dr. St. Peter shall only be entitled to one-half of these severance benefits.  If we terminate Dr. St. Peter’s employment without cause or he resigns for good reason on account of or within the 12-month period following a change in control, referred to below as the Double-Trigger Period, then in lieu of the foregoing amounts and subject to his executing a general release of claims, Dr. St. Peter will be entitled to receive 150% of the sum of his base salary in effect at the time of termination plus the target cash bonus in effect for the year of termination, paid in equal installments over a period of 18 months, reimbursement of up to 18 months of insurance premiums for continuation coverage under our group health plans and accelerated vesting in full of all outstanding equity awards.  If Dr. St. Peter’s employment is terminated due to his death or disability, he will be entitled to receive accelerated vesting of all equity awards which would have vested during the 12 months following his termination had he remained employed with us.

“Cause” for purposes of Dr. St. Peter’s employment agreement means (i) the conviction of a felony or crime involving moral turpitude or dishonesty, (ii) participation in a fraud against the Company, (iii) willful and material breach of duties, (iv) intentional and material damage to Company property or (v) material breach of his non-disclosure and assignment agreement with the Company, in each case, after a reasonable opportunity (or 30 days with respect to willful and material breach of duties) to cure the condition constituting cause has expired.  “Good reason” means (a) a material diminution in authority, duties or responsibilities, (b) a material change in work location, (c) a material diminution in base compensation or (d) a material breach of the employment agreement which remains uncured for 30 days following receipt of notice.

Dr. St. Peter’s employment agreement contains covenants pursuant to which Dr. St. Peter has agreed not to compete with the Company or solicit Company employees for one year following his termination of employment for any reason, provided that this period is extended to 18 months if Dr. St. Peter’s employment is terminated by us without cause or by him for good reason during the Double-Trigger Period.  The agreement further provides that any payments received by Dr. St. Peter under the employment agreement in connection with a change in control that are subject to excise taxes under Section 4999 of the Internal Revenue Code will be reduced to the extent the reduction results in a greater amount being paid to Dr. St. Peter on an after-tax basis.

Craig A. Tooman

In November 2013, we entered into an employment agreement with Mr. Tooman to serve as our Chief Financial Officer for an unspecified term.  Mr. Tooman’s employment agreement provides for a bonus under the Cash Bonus Plan targeted at 35% of Mr. Tooman’s annual base salary.

Under the terms of Mr. Tooman’s employment agreement, if we terminate his employment without cause or he resigns for good reason, then, subject to his executing a general release of claims, Mr. Tooman will be entitled to receive six months of continued base salary, reimbursement of up to six months of insurance premiums for continuation coverage under our group health plans and accelerated vesting in full of all stock options granted to him for service as a director, provided that if the termination occurs during the Double-Trigger Period, Mr. Tooman will instead be entitled to receive 12 months of continued base salary, reimbursement of up to 12 months of insurance premiums for continuation coverage under our group health plans and accelerated vesting in full of all outstanding equity awards.  If Mr. Tooman’s employment is terminated due to his death or disability, he will be entitled to receive accelerated vesting of all equity awards which would have vested during the 12 months following his termination had he remained employed with us.

The terms “cause” and “good reason” have substantially the same definition in Mr. Tooman’s employment agreement as in Dr. St. Peter’s employment agreement.

Mr. Tooman’s employment agreement contains covenants pursuant to which Mr. Tooman has agreed not to compete with the Company for six months or solicit Company employees for one year following his termination of employment for any reason.  The agreement further provides that any payments received by Mr. Tooman under the employment agreement in

EXECUTIVE AND DIRECTOR COMPENSATION

connection with a change in control which are subject to excise taxes under Section 4999 of the Internal Revenue Code will be reduced to the extent the reduction results in a greater amount being paid to Mr. Tooman on an after-tax basis.

Julia A. Stephanus

In December 2012, we entered into an employment agreement with Ms. Stephanus to serve as our Chief Commercial Officer for an unspecified term.  The agreement was amended effective June 26, 2013 in connection with our initial public offering.  The employment agreement, as amended, provides for a bonus under the Cash Bonus Plan targeted at 35% of Ms. Stephanus’s base salary.

Under the terms of Ms. Stephanus’s employment agreement, if we terminate her employment without cause or she resigns for good reason, then, subject to her executing a general release of claims, Ms. Stephanus will be entitled to receive six months of continued base salary, reimbursement for up to six months of insurance premiums for continuation coverage under our group health plans and accelerated vesting of all equity awards which would have vested during the six months following her termination had she remained employed with us, provided that if the termination occurs during the Double-Trigger Period, Ms. Stephanus will instead be entitled to receive 12 months of continued base salary, reimbursement for up to 12 months of insurance premiums for continuation coverage under our group health plans and accelerated vesting in full of all outstanding equity awards.  If Ms. Stephanus’s employment is terminated due to her death or disability, she will be entitled to receive accelerated vesting of all equity awards which would have vested during the 12 months following her termination had she remained employed with us.

The terms “cause” and “good reason” have substantially the same definition in Ms. Stephanus’s employment agreement as in Dr. St. Peter’s employment agreement.

Ms. Stephanus’s employment agreement contains covenants pursuant to which Ms. Stephanus has agreed not to compete with the Company for six months or solicit Company employees for one year following her termination of employment for any reason.  The agreement further provides that any payments received by Ms. Stephanus under the employment agreement in connection with a change in control which are subject to excise taxes under Section 4999 of the Internal Revenue Code will be reduced to the extent the reduction results in a greater amount being paid to Ms. Stephanus on an after-tax basis.

Ernst Heinen, D.V.M., Ph.D.

In March 2013, we entered into an employment agreement with Dr. Heinen for an unspecified term.  The agreement was amended effective June 26, 2013 in connection with our initial public offering.  The employment agreement, as amended, provides for a bonus under the Cash Bonus Plan targeted at 35% of Dr. Heinen’s base salary.

Under the terms of Dr. Heinen’s employment agreement, if we terminate his employment without cause or he resigns for good reason, then, subject to his executing a general release of claims, Dr. Heinen will be entitled to receive six months of continued base salary and reimbursement for up to six months of insurance premiums for continuation coverage under our group health plans, provided that if the termination occurs during the Double-Trigger Period, Dr. Heinen will instead be entitled to receive 12 months of continued base salary, reimbursement for up to 12 months of insurance premiums for continuation coverage under our group health plans and accelerated vesting in full of all outstanding equity awards.  If Dr. Heinen’s employment is terminated due to his death or disability, he will be entitled to receive accelerated vesting of all equity awards which would have vested during the 12 months following his termination had he remained employed with us.

The terms “cause” and “good reason” have substantially the same definition in Dr. Heinen’s employment agreement as in Dr. St. Peter’s employment agreement.

Dr. Heinen’s employment agreement contains covenants pursuant to which Dr. Heinen has agreed not to compete with the Company for six months or solicit Company employees for one year following his termination of employment for any reason.  The agreement further provides that any payments received by Dr. Heinen under the employment agreement in connection with a change in control which are subject to excise taxes under Section 4999 of the Internal Revenue Code will be reduced to the extent the reduction results in a greater amount being paid to Dr. Heinen on an after-tax basis.

Linda Rhodes, V.M.D., Ph.D.

On March 5, 2014, we entered into an employment agreement with Dr. Rhodes that superseded and replaced her prior employment agreement.  Dr. Rhodes’s employment agreement provides for a bonus under the Cash Bonus Plan targeted at 40% of Dr. Rhodes’s base salary.

Under the terms of Dr. Rhodes’s employment agreement, if we terminate her employment without cause or she resigns for good reason, then, subject to her executing a general release of claims, Dr. Rhodes will be entitled to receive six months of continued base salary and reimbursement for up to six months of insurance premiums for continuation

EXECUTIVE AND DIRECTOR COMPENSATION

coverage under our group health plans, provided that if the termination occurs during the Double-Trigger Period, Dr. Rhodes will instead be entitled to receive 12 months of continued base salary, reimbursement for up to 12 months of insurance premiums for continuation coverage under our group health plans and accelerated vesting in full of all outstanding equity awards. In addition, if Dr. Rhodes resigns her employment with the Company without good reason after March 5, 2015, then, subject to her executing a general release of claims, Dr. Rhodes will be entitled to receive payment of $112,500, payable in installments over six months.  If Dr. Rhodes’s employment is terminated due to her death or disability, she will be entitled to receive accelerated vesting of all equity awards which would have vested during the 12 months following her termination had she remained employed with the Company.

The terms “cause” and “good reason” have substantially the same definition in Dr. Rhodes’s employment agreement as in Dr. St. Peter’s employment agreement.

Dr. Rhodes’s employment agreement contains covenants pursuant to which Dr. Rhodes has agreed not to compete with the Company for 24 months or solicit Company employees for one year following her termination of employment for any reason.  The employment agreement further provides that any payments received by Dr. Rhodes under the employment agreement in connection with a change in control which are subject to excise taxes under Section 4999 of the Internal Revenue Code will be reduced to the extent the reduction results in a greater amount being paid to Dr. Rhodes on an after-tax basis.

On December 29, 2015, Dr. Rhodes notified the Company of her intent to retire effective May 15, 2016.

Base Salaries

We pay our named executive officers a base salary to compensate them for the satisfactory performance of services rendered to our Company.  The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.  Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

Effective January 1, 2015, our Board of Directors approved an increase in Ms. Stephanus’s base salary from $302,500 to $325,000 in recognition of her efforts and following an executive compensation benchmarking analysis by the Compensation Committee. None of our other named executive officers received a base salary increase in 2015.

2015 Cash Bonus Plan

All named executive officers are eligible to participate in our discretionary Cash Bonus Plan.  For each named executive officer, bonuses under the Cash Bonus Plan are generally determined by multiplying (a) base salary, by (b) target cash bonus percentage, by (c) the level of achievement of Company performance objectives and, for each named executive officer other than Drs. St. Peter and Rhodes, individual performance objectives.  For each named executive officer other than Drs. St. Peter and Rhodes, the achievement of 2015 corporate objectives was weighted 70% and the achievement of individual objectives was weighted 30%.  Drs. St. Peter’s and Rhodes’s 2015 bonuses were weighted 100% on corporate objectives.

Cash bonuses under the plan are typically prorated to reflect a partial year of service, and the Board of Directors reserves discretion to adjust bonuses for our named executive officers based on its own evaluations and recommendations of our Compensation Committee.  The named executive officers’ employment agreements establish their target annual cash bonuses, expressed as a percentage of base salary, as described above in the section titled “—Employment Agreements.”

Corporate objectives for the 2015 Cash Bonus Plan were approved in January 2015 by our Board of Directors in consultation with management and based on recommendations by our Compensation Committee.  The 2015 goals (and their relative weighting) generally related to advancing our product (17.5%) and pre-development pipelines (10%), executing on specialty commercial strategies while preparing for primary care products (22.5%), funding the Company utilizing non-dilutive sources (15%), and managing and growing our business portfolio (20%) as well as managing the integration and growth of the acquired businesses (15%).  For each named executive officer other than Drs. St. Peter and Rhodes, individual objectives focused on the named executive officer’s area of responsibility within our Company.  In January 2016, the Compensation Committee determined in consultation with management that the Company’s percentage achievement of corporate objectives under the 2015 Cash Bonus Plan was 90% and, after determining the level of achievement of individual objectives for each named executive officer (other than Drs. St. Peter and Rhodes), recommended bonuses for our named executive officers to the Board for approval.  The actual award granted to each named executive officer under the 2015 Cash Bonus Plan is set forth in our 2015 Summary Compensation Table above.

EXECUTIVE AND DIRECTOR COMPENSATION

Equity Compensation

We offer stock options and stock awards to our employees, including named executive officers, as the long-term incentive component of our compensation program.  We typically grant equity awards to new hires upon their commencing employment with us and from time to time thereafter.  Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes.  Generally, the stock options we grant vest as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months, subject to the employee’s continued employment with us on the vesting date.  Stock option grants that were made prior to our initial public offering generally allow employees the opportunity to “early exercise” unvested stock options by purchasing shares underlying the unvested portion of an option subject to our right to repurchase any unvested shares for the lesser of the exercise price paid for the shares and the fair market value of the shares on the date of the holder’s termination of service if the employee’s service with us terminates prior to the date on which the option vests.

We also grant restricted stock awards to our employees consisting of shares of our common stock which are subject to forfeiture at the time the employee’s service with us terminates.  Generally, these forfeiture restrictions lapse over a number of years in accordance with time-based vesting schedules designed to encourage the recipient’s continued employment.

Stock options and stock awards granted to our named executive officers may be subject to accelerated vesting in certain circumstances.  For additional discussion, please see “—Employment Agreements” above and “—Other Elements of Compensation—Change in Control Benefits” below.

The following table sets forth the number of options and restricted shares granted to our named executive officers in 2015:

NAMED EXECUTIVE OFFICER	NUMBER OF OPTIONS (#)	NUMBER OF RESTRICTED SHARES (#)
Steven St. Peter, M.D.	125,000	85,900
Craig A. Tooman	32,500	22,300
Julia A. Stephanus	25,000	17,200
Ernst Heinen, D.V.M., Ph.D.	25,000	17,200
Linda Rhodes, V.M.D., Ph.D.	—	17,200

These stock option awards vest according to our standard stock option vesting schedule described above.  Except for the restricted stock award granted to Dr. Rhodes, the restricted stock awards for our named executive officers vest in equal annual installments on the first three anniversaries of the date of grant, subject to the named executive officer’s continued employment with us through each vesting date, provided that if the named executive officer’s employment with us terminates for a reason other than cause or due to his resignation without good reason, a prorated portion of the shares otherwise scheduled to vest on the next scheduled vesting date will vest, with the proration based on the number of whole months elapsed since the vesting date immediately preceding the employment termination date.  Dr. Rhodes’s restricted stock award vests in equal one-third installments on July 31, 2015, January 29, 2016 and January 29, 2017, subject to her continued employment with us through each vesting date.

Other Elements of Compensation

Retirement Plans

We maintain a 401(k) retirement savings plan that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax basis through contributions to the plan.  Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees generally.  Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage, and these matching contributions are fully vested as of the date on which the contribution is made.  We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally.  We do not generally provide our named executive officers with perquisites or other personal

EXECUTIVE AND DIRECTOR COMPENSATION

benefits, although we have on occasion reimbursed moving expenses for named executive officers who relocate in connection with performing services for us.

No Tax Gross-Ups

We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our Company.

Change in Control Benefits

As described above in the section titled “—Employment Agreements,” our named executive officers may become entitled to enhanced severance benefits upon a qualifying termination of employment that occurs in connection with a change in control of our Company.  In addition, all equity awards granted to Dr. St. Peter prior to our initial public offering, will vest in full upon a change in control.

EXECUTIVE AND DIRECTOR COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2015.

	OPTION AWARDS							STOCK AWARDS
	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($)[12]
Steven St. Peter, M.D.	6/26/2013	68,980		56,441	[1]	6.00	6/26/2023	25,320	[4]	141,286
	1/13/2014	107,812		117,188	[1]	18.42	1/12/2024	93,750	[5]	523,125
	1/29/2015	—		125,000	[1]	17.18	1/28/2025	85,900	[6]	479,322
Craig A. Tooman	8/2/2012	15,042	[2]	—		0.40	8/2/2022	11,138	[7]	62,150
	4/17/2013	6,016		—		5.57	4/16/2023	—		—
	11/8/2013	47,109		43,341	[1]	21.14	11/7/2023	—		—
	1/13/2014	11,979		13,021	[1]	18.42	1/12/2024	—		—
	1/29/2015	—		32,500	[1]	17.18	1/28/2025	22,300	[6]	124,434
Julia A. Stephanus	6/26/2013	9,401		5,641	[1]	6.00	6/26/2023	23,512	[8]	131,197
	11/17/2013	7,812		7,188	[3]	20.13	11/16/2023	11,758	[9]	65,610
	1/13/2014	16,770		18,230	[1]	18.42	1/12/2024	—		—
	1/29/2015	—		25,000	[1]	17.18	1/28/2025	17,200	[6]	95,976
Ernst Heinen, Ph.D., D.V.M.	6/26/2013	18,802		11,282	[1]	6.00	6/26/2023	13,162	[10]	73,444
	1/13/2014	23,958		26,042	[1]	18.42	1/12/2024	—		—
	1/29/2015	—		25,000	[1]	17.18	1/28/2025	17,200	[6]	95,976
Linda Rhodes, V.M.D., Ph.D.	6/26/2013	4,701		5,641	[1]	6.00	6/26/2023	—		—
	1/13/2014	23,958		26,042	[1]	18.42	1/12/2024	—		—
	4/24/2015	—		—		—	—	11,467	[11]	63,986

1 The option vests and becomes exercisable as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months.

2 The option was granted to Mr. Tooman as compensation for his services as a director prior to becoming an employee in November 2013 and is exercisable with respect to both vested and unvested shares.  Unvested shares purchased upon exercise of the option are subject to our right of repurchase in the event Mr. Tooman’s service with us terminates prior to the end of the applicable vesting term for a purchase price equal to the lesser of the exercise price paid or the fair market value of the shares on the date of the termination of service.  The option vests as to 25% of the total number of option shares on each of the first four anniversaries of April 3, 2012.

3  The option vests and becomes exercisable as to 25% of the total number of option shares on November 15, 2014 and in equal monthly installments over the ensuing 36 months.

4 Dr. St. Peter exercised 173,619 unvested options and paid the $0.40 per share exercise price.  The exercise resulted in Dr. St. Peter holding shares in the form of restricted stock that vests as to 25% of the total number of shares on July 1, 2013 and in equal monthly installments over the ensuing 36 months.  The amount shown represents the remaining unvested restricted shares as of December 31, 2015.

5 The restricted stock vests in equal quarterly installments over three years following the date of grant.

6 The restricted stock vests in equal annual installments on the first three anniversaries of the date of grant, as described in “—Equity Compensation” above.

7  Mr. Tooman was granted 44,550 shares of restricted stock in November 2013 in connection with his commencing employment with us.  The restricted stock vests as to 25% of the shares six months following the date of grant and as to 25% of the number of shares on each of the first three anniversaries of the date of grant.  The amount shown represents the remaining unvested restricted shares as of December 31, 2015.

8 Ms. Stephanus exercised 86,809 unvested options and paid the $0.45 per share exercise price.  The exercise resulted in Ms. Stephanus holding shares in the form of restricted stock that vests as to 25% of the total number of shares on January 25, 2014 and in equal monthly installments over the ensuing 36 months.  The amount shown represents the remaining unvested restricted shares as of December 31, 2015.

9 Ms. Stephanus was granted 43,404 shares of restricted stock in January 2013 in connection with her commencing employment with us.  The restricted stock vests as to 25% of the total number of shares on January 25, 2014 and in equal monthly installments over the ensuing 36 months.  The amount shown represents the remaining unvested restricted shares as of December 31, 2015.

10 Dr. Heinen exercised 105,294 unvested options and paid the $0.40 per share exercise price.  The exercise resulted in Dr. Heinen holding shares in the form of restricted stock that vests as to 25% of the total number of shares on June 1, 2013 and in equal monthly installments over the ensuing 36 months.  The amount shown represents the remaining unvested restricted shares as of December 31, 2015.

EXECUTIVE AND DIRECTOR COMPENSATION

11 The restricted stock vests in equal one-third installments on July 31, 2015, January 29, 2016 and January 29, 2017, subject to her continued employment with us through each vesting date, as described in “—Equity Compensation” above.

12 Determined by multiplying the number of unvested shares by $5.58, the closing price of our common stock on December 31, 2015.

EXECUTIVE AND DIRECTOR COMPENSATION

PROHIBITIONS ON HEDGING AND PLEDGING OF COMPANY STOCK

Our Insider Trading Policy prohibits hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which allow officers, directors or employees to continue to own the Company’s securities, but without the full risks and rewards of ownership.  In addition, our Insider Trading Policy prohibits purchases of our securities on margin and pledging our securities as collateral to secure a loan. The prohibition on pledging does not apply to any broker-assisted cashless exercise of equity awards.

DIRECTOR COMPENSATION

Our director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.  Directors who are also employees of our Company do not receive compensation for their service on our Board of Directors.

Under our director compensation program, as amended during 2015, non-employee directors receive a cash retainer for service on the Board of Directors and for service on each committee of which the director is a member.  The Chairperson of the Board and of each committee receives a higher retainer for such service.  Cash retainers are payable quarterly in arrears.  The fees paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:

NAME	MEMBER ANNUAL FEE	CHAIRMAN ANNUAL FEE
Board of Directors	$35,000	$60,000
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$10,000
Nominating and Corporate Governance Committee	$3,500	$7,500

We also continue to reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board of Directors and committee meetings.

In addition, under our director compensation program, each non-employee director elected to our Board of Directors receives an option to purchase 20,000 shares of our common stock upon commencing service on the Board.  These options vest in equal annual installments over a four-year period measured from the date of grant, subject to full accelerated vesting upon a change in control of our Company.  Further, on the date of each annual meeting of stockholders, each non-employee director that has served on our Board of Directors for at least six months receives an option to purchase 10,000 shares of our common stock.  These options vest in full on the earlier of (a) the first anniversary of the date of grant and (b) the day immediately preceding the next annual meeting of stockholders following the date of grant, subject to accelerated vesting upon a change in control of our Company.  All options are granted with an exercise price equal to the fair market value of our common stock on the date of grant.

The following table sets forth information regarding the compensation of our non-employee directors earned during 2015:

NAME	FEES EARNED OR PAID IN CASH ($)	OPTION AWARDS ($)[2]	TOTAL ($)
Robert Gerber	40,913	84,142	125,055
Jay Lichter, Ph.D. [1]	24,130	84,142	108,272
John Vander Vort, Esq.	42,500	84,142	126,642
Wendy L. Yarno	54,918	84,142	139,060
David Brinkley	42,975	84,142	127,117
Laura A. Brege	50,000	84,142	134,142
Robert P. Roche	39,095	84,142	123,237
Irvine O. Hockaday, Esq.	38,500	84,142	122,642
Merilee Raines	42,500	84,142	126,642

1 Dr. Lichter resigned from the Board of Directors on August 7, 2015.

2 Amounts represent the aggregate grant date fair value of option awards computed in accordance with ASC Topic 718, excluding the effects of any estimated forfeitures.  The assumptions used in the valuation of these awards are discussed in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 15, 2016.  The table below shows the

EXECUTIVE AND DIRECTOR COMPENSATION

aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held by each non-employee director as of December 31, 2015.

NAME	OPTIONS OUTSTANDING AT FISCAL YEAR END (#)	UNVESTED RESTRICTED SHARES OUTSTANDING AT FISCAL YEAR END (#)
Robert Gerber	24,011	3,762
Jay Lichter, Ph.D.	—	—
John Vander Vort, Esq.	33,237	—
Wendy L. Yarno	33,237	—
David Brinkley	23,237	—
Laura A. Brege	23,237	—
Robert P. Roche	30,000	—
Irvine O. Hockaday, Esq.	30,000	—
Merilee Raines	23,237	—

equity compensation plan information

The following table provides information on our equity compensation plans as of December 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options Warrants and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders[1]	1,814,689	[2]	15.92	3	847,103
Equity compensation plans not approved by security holders	—		—		—
Total	1,814,689		15.92		847,103

1 Consists of the 2010 Equity Incentive Plan (the “2010 Plan”) and the 2013 Incentive Award Plan (the “2013 Plan”).

2 Includes 86,490 outstanding options to purchase stock under the 2010 Plan and 1,728,199 outstanding options to purchase stock under the 2013 Plan. As of June 26, 2013, in connection with our initial public offering, no further grants are made under the 2010 Plan.

3 As of December 31, 2015, the weighted-average exercise price of outstanding options under the 2010 Plan was $2.95 and the weighted-average exercise price of outstanding options under the 2013 Plan was $16.57.

Security Ownership of Certain Beneficial Owners and Management

Common Stock

The following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 1, 2016, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC.  Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power.  Applicable percentage ownership is based on 35,347,186 shares of Common Stock outstanding as of April 1, 2016.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 1, 2016 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 11400 Tomahawk Creek Parkway, Suite 340, Leawood, Kansas 66211.  We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER	NUMBER	PERCENTAGE
5% or Greater Stockholders
Franklin Resources, Inc.[1]	4,383,903	12.4%
Prudential Financial, Inc. and affiliated entities[2]	4,020,185	11.4%
Broadfin Capital, LLC and affiliated entities[3]	3,428,865	9.7%
Wellington Management Group LLP and affiliated entities[4]	2,463,097	7.0%
BlackRock, Inc.[5]	2,061,369	5.8%
Executive Officers and Directors
Laura A. Brege[6]	6,618	*
David L. Brinkley[7]	6,618	*
Robert “Rip” Gerber[8]	29,053	*
Ernst Heinen, Ph.D., D.V.M.[9]	199,929	*
Irvine “Irv” Hockaday, Esq.[10]	69,985	*
Merilee Raines[11]	6,618	* %
Linda Rhodes, V.M.D., Ph.D12	458,639	1.3%
Robert P. Roche[13]	5,000	—%
Steven St. Peter, M.D.[14]	1,137,346	3.2%
Julia A. Stephanus[15]	206,595	* %
Craig A. Tooman[16]	205,429	* %
John Vander Vort, Esq.[17]	41,618	* %
Wendy L. Yarno[18]	16,618	* %
All executive officers and directors as a group (13 persons)	2,390,066	6.7%

*Less than one percent.

1 Based solely on a Schedule 13G/A filed with the SEC on February 3, 2016 by Franklin Resources, Inc. (“Franklin Resources”), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. (the “Reporting Persons”). According to the Schedule 13G, Franklin Resources, Charles B. Johnson and Rupert H. Johnson, Jr. do not have sole or shared voting or dispositive power over any of the shares beneficially owned. Franklin Advisers, Inc. has sole voting and dispositive power over 4,337,398 shares of Common Stock.  Fiduciary Trust Company International has sole voting and dispositive power over 46,505 shares of the Common Stock beneficially owned by the Reporting Persons. The address of the Reporting Persons is One Franklin Parkway, San Mateo, CA 94403‑1906.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 2 Based solely on a Schedule 13G/A filed with the SEC on January 28, 2016 by Prudential Financial, Inc. (“Prudential”) and a Schedule 13G/A filed with the SEC on February 5,  2016 by Jennison Associates LLC (“Jennison”), a subsidiary of Prudential. Prudential has sole voting and dispositive power over 1,350 shares of Common Stock and shared voting and dispositive power over 4,018,835 shares of Common Stock. 4,018,435 of the shares beneficially owned by Prudential are directly held by Jennison, and 1,750 of such shares are directly held by Quantitative Management Associates LLC. The address for Prudential is 751 Broad Street, Newark, New Jersey 07102-3777. The address for Jennison is 466 Lexington Avenue, New York, New York 10017.

3 Based solely on a Schedule 13G/A filed with the SEC on February 12, 2016, Broadfin Capital, LLC Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler (“Broadfin”) have shared voting and dispositive power over all shares of Common Stock. The address for Broadfin is Broadfin Capital, LLC, 300 Park Avenue, 25th Floor, New York, New York 10022.

4 Based solely on a Schedule 13G/A filed with the SEC on February 11, 2016, Wellington Management Group LLP, Weillington Group Holdings LLP and Wellington Investment Advisors Holdings LLP (together with Wellington Management Company LLP, “Wellington”) each has shared voting power over 2,268,027 shares of Common Stock and shared dispositive power over 2,463,097 shares of Common Stock. Wellington Management Company LLP has shared voting power over 2,268,027 shares and shared dispositive power over 2,430,337 shares. The address for Wellington is 280 Congress Street, Boston, Massachusetts 02210.

5 Based solely on a Schedule 13G  filed with the SEC on January 28, 2016, BlackRock, Inc. has sole voting power over 2,019,396 shares of Common Stock and sole dispositive power over all shares of Common Stock. The shares were acquired by the following subsidiaries of BlackRock, Inc.: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., and BlackRock Investment Management, LLC. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

6 Consists of 6,618 shares of Common Stock issuable upon exercise of an option that is exercisable within 60 days of April 1, 2016.

7 Consists of 6,618 shares of Common Stock issuable upon exercise of an option that is exercisable within 60 days of April 1, 2016.

8  Consists of (i) 11,280 shares of Common Stock held directly, (ii) 3,762 shares of restricted stock issued upon early exercise of options, all of which will be unvested within 60 days of April 1, 2016 and (iii) 14,011 shares of Common Stock issuable upon exercise of an option that is exercisable within 60 days of April 1, 2016.

9 Consists of (i) 81,639 shares of Common Stock held directly, (ii) 54,467 shares of restricted stock, 3,583 of which will be vested within 60 days of April 1, 2016, (iii) 4,388 shares of restricted stock issued upon early exercise of options, 2,193 of which will be vested within 60 days of April 1, 2016 and (iv) 59,435 shares of Common Stock issuable upon exercise of an option that is exercisable within 60 days of April 1, 2016.

10 Consists of (i) 64,985 shares of Common Stock held directly and (ii) 5,000 shares of Common Stock issuable upon exercise of an option that is exercisable within 60 days of April 1, 2016.

11 Consists of 6,618 shares of Common Stock issuable upon exercise of an option that is exercisable within 60 days of April 1, 2016.

12 Consists of (i) 417,471 shares of Common Stock held directly, (ii) 5,734 shares of restricted stock all of which will be unvested within 60 days of April 1, 2016, and (ii) 35,434 shares of Common Stock issuable upon exercise of an option that is exercisable within 60 days of April 1, 2016.

13 Consists of 5,000 shares of Common Stock issuable upon exercise of an option that is exercisable within 60 days of April 1, 2016.

14 Represents (i) 541,322 shares of Common Stock held directly, (ii) 86,997 shares of Common Stock held by Vie Venture LLC, a Delaware limited liability company of which Dr. St. Peter is the sole manager, (iii) 240,619 shares of restricted stock, 30,492 of which will be vested within 60 days of April 1, 2016, (iv) 10,852 shares of Common Stock issued upon early exercise of options, 3,617 of which will be vested within 60 days of April 1, 2016 and (v) 257,556 shares of Common Stock issuable upon exercise of an option that is exercisable within 60 days of April 1, 2016.

15 Consists of (i) 91,407 shares of Common Stock held directly, (ii) 48,010 shares of restricted stock, 4,099 of which will be vested within 60 days of April 1, 2016, (iii) 18,086 shares of Common Stock issued upon early exercise of options, 3,617 of which will be vested within 60 days of April 1, 2016 and (iv) 49,092 shares of Common Stock issuable upon exercise of an option that is exercisable within 60 days of April 1, 2016.

16 Consists of (i) 41,169 shares of Common Stock held directly, (ii) 61,255 shares of restricted stock, 2,937 of which will be vested within 60 days of April 1, 2016, and (iii) 103,005 shares of Common Stock issuable upon exercise of an option that is exercisable within 60 days of April 1, 2016.

17 Consists of (i) 25,000 shares of Common Stock held directly and (ii) 16,618 shares of Common Stock issuable upon exercise of an option that is exercisable within 60 days of April 1, 2016.

18 Consists of 16,618 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of April 1, 2016.

Certain Relationships

policies and procedures for Related Person Transactions

Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions.  This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest.  In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.  The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock.

lease agreement

From May 2013 through December 2015, we leased our corporate headquarters, which were located in an office building in Kansas City, Kansas, from MPM Heartland House LLC. Steven St. Peter, M.D., our President and Chief Executive Officer, holds 99.99% of the outstanding membership interests of this entity.  In May 2013, we entered into a lease and a  services agreement with MPM Heartland House LLC for our corporate headquarters, and in September 2015 we entered into an amendment to the lease and the services agreement extending the term of both the lease and the services agreement from a termination date of September 30, 2015 to a termination date of December 31, 2015.  As a result of the lease amendment, the rent paid under the lease was  $15,183 per month.  The services agreement with MPM Heartland House LLC included the lease of the furniture, janitorial and other services to care for the property which totaled approximately $33,000 in 2015.  We believe the terms of our services agreement and lease agreement with MPM Heartland House, as amended, were no less favorable to us than those that we could have obtained from an unaffiliated third party. In mid-December 2015, we relocated our corporate headquarters to Leawood, Kansas. We have no further obligations or agreements with MPM Heartland House LLC.

employment agreements

We have entered into employment agreements with our named executive officers.  For more information regarding these agreements, see the section in this proxy statement entitled “Executive and Director Compensation—Narrative Disclosure to Compensation Tables—Employment Agreements.”

indemnification agreements

We have entered into indemnification agreements with each of our directors and executive officers.  These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the year ended December 31, 2015.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2015, David L. Brinkley, Robert P. Roche and Wendy L. Yarno served as members of our Compensation Committee. In addition, Jay Lichter, Ph.D. served on our Compensation Committee during 2015 until his resignation from the Board in August 2015. No member of our Compensation Committee during 2015 is or was our current or former officer or employee.  During 2015, none of our executive officers served as a member of the board of directors or compensation committee,  or other committee serving an equivalent function,  of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2017 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 11400 Tomahawk Creek Parkway, Suite 340, Leawood, Kansas 66211 in writing not later than January 6, 2017.

Stockholders intending to present a proposal at the 2017 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2017 Annual Meeting of Stockholders no earlier than the close of business on February 24, 2017 and no later than the close of business on March 26, 2017. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2017 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 24, 2017, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2017 Annual Meeting and not later than the close of business on the 90th day prior to the 2017 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Aratana’s Annual Report on Form 10-K

A copy of Aratana’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 26, 2016 without charge upon written request addressed to:

Aratana Therapeutics, Inc.

Attention: Secretary

11400 Tomahawk Creek Parkway, Suite 340

Leawood, Kansas 66211

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2015 at www.aratana.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

John C. Ayres

Secretary

Leawood, Kansas

April 28, 2016

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 David L. Brinkley 02 Robert P. Roche 03 Steven St. Peter, M.D.

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000281608_1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com .

ARATANA THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 24, 2016 8:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Aratana Therapeutics, Inc. hereby appoint(s) Craig A. Tooman, Chief Financial Officer and Treasurer, and John C. Ayres, General Counsel and Secretary, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Aratana Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM CDT on June 24, 2016, at the corporate headquarters of Aratana Therapeutics, Inc., 11400 Tomahawk Creek Parkway, Ste. 340, Leawood, KS 66211, and any adjournment, continuation or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000281608_2

Continued and to be signed on reverse side